Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

MCAD is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma combined financial information present the combination of the financial information of MCAD and BTX adjusted to give effect to the Business Combination

Introduction

MCAD is providing the following unaudited pro forma condensed combined financial information to assist in your analysis and evaluation of the Business Combination.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma condensed combined statements of operation for the six months ended June 30, 2021 and twelve months ended December 31, 2020 give pro forma effect to the Business Combination, summarized below, as if it had occurred as of January 1, 2020, the beginning of the earliest period presented:

•	The merger of BTX with and into Merger Sub, a wholly owned subsidiary of MCAD, with BTX surviving the merger as a wholly owned subsidiary of MCAD;

•	The conversion of 1,066,667 shares of BTX Series Seed Preferred Stock and 4,999,807 shares of BTX Series A Preferred Stock into 5,748,150 shares of the Company’s Common Stock;

•	The conversion of 4,306,453 shares of BTX common stock issued upon the conversion of BTX SAFEs into 4,080,482 shares of the Company’s Common Stock;

•

The redemption of 4,826,260 shares of MCAD common stock by MCAD public shareholders who elected to have their shares redeemed in connection with the Business Combination for an aggregate redemption price of $48.3 million;

•

The issuance and sale of 5,000,000 shares of Common Stock for $10.00 per share for an aggregate purchase price of $50.0 million in the PIPE Financing pursuant to the Subscription Agreements, executed concurrently with the Merger Agreement;

This information should be read together with BTX’s and MCAD’s respective audited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MCAD,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BTX” and other financial information incorporated in this Current Report on Form 8-K by reference to the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using the following:

•	Better Therapeutics’ unaudited historical balance sheet as of June 30, 2021, as incorporated in this Current Report on Form 8-K by reference to the Proxy Statement/Prospectus; and

•	MCAD’s unaudited restated historical balance sheet as of June 30, 2021, as incorporated in this Current Report on Form 8-K by reference to the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statements of operation for the six months ended June 30, 2021 and year ended December 31, 2020 have been prepared using the following:

•

Better Therapeutics’ unaudited historical statement of operations for the six months ended June 30, 2021, as included elincorporated in this Current Report on Form 8-K by reference to the Proxy Statement/Prospectus; and

•	MCAD’s unaudited restated historical statement of operations for the six months ended June 30, 2021, as incorporated in this Current Report on Form 8-K by reference to the Proxy Statement/Prospectus.

•

Better Therapeutics’ audited historical statement of operations for the year ended December 31, 2020, as incorporated in this Current Report on Form 8-K by reference to the Proxy Statement/Prospectus; and

•

MCAD’s audited historical statement of operations for the period from July 31, 2020 (inception) through December 31, 2020, as incorporated in this Current Report on Form 8-K by reference to the Proxy Statement/Prospectus.

Description of the Transactions

On April 6, 2021, MCAD entered into the Merger Agreement with Merger Sub and BTX. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby, Merger Sub merged with and into BTX with BTX surviving the Merger as a wholly owned subsidiary of MCAD. In addition, in connection with the consummation of the Business Combination, MCAD was renamed “Better Therapeutics, Inc.”

Under the Merger Agreement, MCAD acquired all of the outstanding BTX shares for approximately $151.7 million in aggregate consideration, comprising (i) 15,000,000 shares of MCAD’s Common Stock, based on a price of $10.00 per share, and (ii) 174,729 shares with respect to the expected Net Debt Adjustment for BTX debt based on a price of $10.00 per share. The number of shares in the Merger Consideration issuable were subject to adjustment at a rate of one share of MCAD Common Stock for each $10.00 increment of Net Debt (as defined in the Merger Agreement). The common stock price of $10.00 per share is used here for illustrative purposes and won’t have an impact on the accounting for the transactions as the transactions will be accounted for as reverse capitalizations.

In connection with the Merger, MCAD entered into subscription agreements (the “Subscription Agreement”) dated as of April 6, 2020, with certain institutional and accredited investors, pursuant to which, among other things, MCAD agreed to issue and sell, in a private placement immediately prior to the closing of the Business Combination, an aggregate of 5,000,000 shares of Common Stock for $10.00 per share (the “PIPE Shares”). The Subscription Agreement provides for certain registration rights to the purchasers of the PIPE Shares.

The BTX stock options were assumed by MCAD and automatically converted into an option to purchase such number of shares of Common Stock equal to the product of (x) the number of shares of BTX stock subject to the stock option, and (y) the Exchange Ratio as described below, with the exercise price per share of the assumed option equal to the quotient by dividing the exercise price per share by the Exchange Ratio. The outstanding BTX restricted stock awards were converted into such number of shares of Common Stock equal to the product of (x) the number of shares of BTX restricted stock, and (y) the Exchange Ratio. Each assumed restricted stock award will continue to be subject to the terms and conditions set forth in the applicable restricted stock agreement.

Accounting for the Merger

The Merger will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, MCAD, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and BTX will be treated as the accounting acquirer. This determination was primarily based on BTX having a majority of the voting power of the post-combination company, Better Therapeutics’ senior management comprising substantially all of the senior management of the post- combination company, the relative size of BTX compared to MCAD, and Better Therapeutics’ operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of a capital transaction in which BTX is issuing stock for the net assets of MCAD. The net assets of MCAD will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be those of Better Therapeutic.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to include adjustments which reflect the accounting required by GAAP. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the transaction, PIPE financing, and other adjustments for the post- combination company upon consummation of the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination company will experience. BTX and MCAD have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Included in the shares outstanding and weighted-average shares outstanding as presented in the pro forma combined financial statements are 15,174,729 shares of MCAD Common Stock that were issued to Better Therapeutic stockholders. Refer to the Net Loss Per Share table below.

As a result of the Business Combination and immediately following the closing of the Business Combination, current stockholders of BTX own approximately 64% of the outstanding Combined Company common stock, the PIPE Investors own approximately 21% of the outstanding Combined Company common stock, MCAD’s Sponsor, officer, directors and other holders of founder shares own approximately 8% of the Combined Company common stock and the former stockholders of MCAD own approximately 7% of the outstanding Combined Company common stock as of June 30, 2021 (in each case, not giving effect to any shares issuable to them upon exercise of rights or options). As a result, current stockholders of Better Therapeutic, as a group, will collectively own more shares of Combined Company common stock than any single stockholder following consummation of the Business Combination with no current stockholder of MCAD owning more than 10% of the issued and outstanding capital stock of the Combined Company.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2021

(in thousands, except share and per share amounts)

	Mountain Crest
	Acquisition Corp (Adjusted Historical)	Better Therapeutics, Inc. (Historical)	Pro Forma Adjustments			Pro Forma Combined
ASSETS
Current Assets: Cash and cash equivalents	$296	$2,118	$50,756	(A	)	$53,170
Prepaid expenses	100	222	—			322
Deferred offering costs	—	1,211	(1,128)	(A	)	83
Other current assets	—	302	—			302

Total current assets	396	3,853	49,628			53,877
Capitalized software development costs	—	5,625	—			5,625
Cash held in Trust Account	57,505	—	(57,505)	(B	)	—
Property and equipment, net	—	58	—			58
Other long-term assets	—	193	—			193

Total Assets	$57,901	$9,729	$(7,877)			$59,753

LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$—	$1,404	$—			$1,404
Accrued payroll	—	16	—			16
Other accrued expenses	108	1,257	(1,211)			154

Total current liabilities	108	2,677	(1,211)			1,574
Deferred underwriting payable	2,013	—	(2,013)	(C	)	—
Long-term debt	—	—	—			—
Simple Agreements for Future Equity	—	27,728	(27,728)	(D	)	—

Total liabilities	2,121	30,405	(30,952)			1,574

Commitments and contingencies:
Redeemable Convertible Preferred Stock	—	24,204	(24,204)	(E	)	—
Common shares subject to possible redemption	50,780	—	(50,780)	(F	)	—
Stockholders’ equity (deficit):
Better Therapeutics Common Stock	—	1	(1)	(G	)	—
New Better Therapeutics Common Stock	—	—	4	(H	)	4
MCAD Common Stock	—	—	(1)	(I	)	—
Additional paid-in capital	5,313	507	97,744	(J	)	103,564
Retained earnings (accumulated deficit)	(313)	(45,388)	313	(K	)	(45,388)

Total stockholders’ equity (deficit)	5,000	(44,880)	98,059			58,179

Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$57,901	$9,729	$(7,877)			$59,753

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2021

(in thousands, except share and per share amounts)

	Mountain Crest Acquisition Corp (Historical)	Better Therapeutics, Inc. (Historical)	Pro Forma Adjustments			Pro Forma Combined
Revenue	$—	$—	$—			$—
Cost of Revenue	—	297	—			297
Gross loss	—	(297)	—			(297)
Operating Expenses
Research and development	—	6,119	—			6,119
Sales and marketing	—	607	—			607
General and administrative	316	2,439	—			2,755
Total operating expenses	(316)	9,165	—			9,481
Loss from operations	(316)	(9,462)	—			(9,778)
Interest expense, net	5	(2)	(5)			(2)
Change in fair value of SAFEs	—	(5,313)	5,313	(BB	)	—
Gain on loan forgiveness	—	647	—			647
Income (loss) before provision for income taxes	(311)	(14,130)	5,308			(9,133)
Benefit from income taxes	—	(150)	—			(150)
Net income (loss)	$(311)	$(13,980)	$5,308			$(8,983)
Cumulative preferred dividends allocated to Series A Preferred Shareholders	$—	$(782)
Net loss attributable to common shareholders, basic and diluted	$(311)	$(14,762)				$(8,983)
Net loss per share attributable to common shareholders, basic and diluted	$(0.13)	$(2.83)				$(0.38)
Weighted-average shares used in computing net loss per share	2,387,287	5,209,490				23,599,718

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended December 31, 2020

(in thousands, except share and per share amounts)

	Mountain Crest Acquisition Corp (Historical)	Better Therapeutics, Inc. (Historical)		Pro Forma Adjustments		Pro Forma Combined
Revenue	$—		$8	$—		$8
Cost of Revenue	—		682	—		682
Gross loss	—		(674)	—		(674)
Operating Expenses
Research and development	—		2,978	—		2,978
Sales and marketing	—		216	—		216
General and administrative	2		2,455	53	(AA)	2,509
Total operating expenses	2		5,649	53		5,703
Loss from operations	(2)		(6,323)	(53)		(6,377)
Interest expense, net	—		(100)	—		(100)
Change in fair value of SAFEs	—		189	(189)	(BB)	—
Income (loss) before provision for income taxes	(2)		(6,234)	(242)		(6,477)
Provision for income taxes	—		153	—		153
Net income (loss)	$(2)		$(6,387)	$(242)		$(6,630)
Cumulative preferred dividends allocated to Series A Preferred Units/Shareholders	$—	$
Net loss attributable to common unit/shareholders, basic and diluted	$(2)		$(7,894)			$(6,630)
Net loss per share attributable to common unit/shareholders, basic and diluted	$(0.00)		$(1.57)			$(0.28)
Weighted-average shares used in computing net loss per unit/share	1,250,000		5,022,339			23,599,718

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The pro forma adjustments have been prepared as if the Business Combination had been consummated on June 30, 2021 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with U.S. GAAP.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, MCAD will be treated as the acquired company and BTX will be treated as the acquirer for financial statement reporting purposes. BTX has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	BTX’s existing stockholders have the greatest ownership interest in the Combined Entity with BTX Equityholders controlling 64% of the outstanding common stock of the Combined Entity.

•	BTX’s directors represent substantially all of the Combined Entity’ board of directors.

•	BTX’s senior management is the senior management of the Combined Entity.

•	BTX will continue its operations in substantially the same form as the post-combination company.

Accordingly, for accounting purposes, the financial statements of the Combined Entity will represent a continuation of the financial statements of BTX with the acquisition being treated as the equivalent of the BTX issuing stock for the net assets of MCAD, accompanied by a recapitalization. The net assets of MCAD will be stated at historical cost, with no goodwill or other intangible assets recorded.

One-time direct and incremental transaction costs incurred prior to, or concurrent with, the consummation are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the Combined Entity’ additional paid-in capital and cash settled. As a result of the Business Combination being accounted for as a reverse capitalization, acquisition-related transaction costs are accounted for as equity issuance costs and the unaudited pro forma condensed balance sheet reflects these costs as a reduction of cash with a corresponding decrease to additional paid in capital.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments. the Combined Entity’ management believes this unaudited pro forma condensed combined financial information to not be meaningful given the Combined Entity incurred significant losses during the historical periods presented.

The Combined Entity’s management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Entity. They should be read in conjunction with the historical audited financial statements and notes thereto of BTX and MCAD.

Based on its initial analysis, the Combined Entity’ management did not identify any differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies. The Combined Entity’ management is performing a comprehensive review of the two entities’ accounting policies.

As a result of the review, the Combined Entity’ management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Entity.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and the other transactions contemplated by the Merger Agreement and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction adjustments and to provide relevant information necessary for an accurate understanding of the transaction, PIPE financing, and other adjustments for the post-combination company upon consummation of the Business Combination. MCAD and BTX have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 reflects the following adjustments:

(A)	Represents pro forma adjustments to cash to reflect the following:

	(in thousands)
Reclassification of cash held in trust account	$57,505	(1)
Proceeds from Subscription Agreements	50,000	(2)
Payment of deferred underwriter fees and deferred legal fees	(16,476	)(3)
Redemption of MCAD common stock	(48,273	)(4)
Issuance of new SAFEs to new and existing investors	8,000	(5)

	$50,756

(1)

Reflects the reclassification of cash equivalents held in the trust account and to reflect that the cash equivalents are available to effectuate the Business Combination or to pay redeeming MCAD shareholders.

(2)

Reflects the proceeds of $50.0 million from the issuance and sale of 5,000,000 shares of the Combined Entity Common Stock at $10.0 per share in the PIPE Financing pursuant to the Subscription Agreements.

(3)

Reflects the payment of $3.0 million of deferred underwriter fees and deferred legal fees incurred during the MCAD initial public offering due upon completion of the Business Combination, and an estimated $13.5 million acquisition-related transaction costs. The deferred underwriter fees and acquisition-related transaction costs are accounted for as equity issuance costs and the unaudited pro forma condensed balance sheet reflects these costs as a reduction of cash with a corresponding decrease to additional paid in capital.

(4)	Reflects the redemption of MCAD shares for a total of 4,826,260 shares at $10 per share.
(5)	Reflects the cash received from new SAFEs that were issued after June 30, 2021 to new and existing investors.

(B)	Reflects the reclassification of $57.5 million of cash and investments held in the trust account that becomes available following the Business Combination, assuming no redemptions.

(C)	Reflects the reclassification of $2.0 million of the deferred underwriter fees that are due upon completion of the Business Combination.

(D)

Reflects the issuance of $8.0 million in new SAFEs, for a total of $35.7 million in outstanding SAFEs, and the conversion of all outstanding Better Therapeutics SAFEs into Better Therapeutics common stock, pursuant to the terms of the Merger Agreement, and as a result of the Better Therapeutics recapitalization, resulting in an adjustment of $35.7 million to additional paid in capital.

(E)

Reflects conversion of BTX preferred stock into BTX common stock pursuant to the terms of the Merger Agreement, and as a result of the BTX recapitalization, resulting in an adjustment of $24.2 million from temporary equity to additional paid-in capital.

(F)

Reflects the reclassification of $50.8 million of MCAD public shares, subject to possible redemption, from mezzanine equity to permanent equity, assuming no redemptions. The unaudited pro forma condensed balance sheet reflects the reclassification with a corresponding increase of $50.8 million to additional paid in-capital and an increase of less than $0.1 million to the Combined Entity common stock.

(G)	Represents recapitalization of BTX common stock to the Combined Entity common stock.

(H)	Represents pro forma adjustments to the Combined Entity common stock balance to reflect the following:

(in thousands)
Issuance of the Combined Entity common stock from PIPE Financing per Subscription Agreements	$1
Represents the capitalization of MCAD common stock to the Combined Entity common stock	1
Recapitalization of BTX preferred stock and common stock to the Combined Entity common stock	2

$4

(I)	Represents recapitalization of MCAD common stock to the Combined Entity common stock.

(J)	Represents pro forma adjustments to additional paid-in capital balance to reflect the following:

	(in thousands)
Reclassification of MCAD public shares subject to redemption, assuming no redemptions, to permanent equity, and increase in par value of common stock	$50,780
Issuance of the Combined Entity common stock from PIPE Financing per Subscription Agreements	49,999
Reflects the redemption of MCAD shares	(48,273)
Conversion of BTX SAFEs to the Combined Entity common stock	35,728
Conversion of BTX preferred stock (mezzanine equity) to BTX common stock (permanent equity)	24,203
Elimination of MCAD’s historical retained earnings	(313	)(1)
Reduction in additional paid-in capital for acquisition-related transaction expenses	(14,380)

	$97,744

(1)	Represents the elimination of MCAD’s retained earnings with a corresponding adjustment to accumulated deficit, as noted in Note 2(K), in connection with the reverse recapitalization.

(K)	Represents pro forma adjustments to eliminate the MCAD historical Retained Earnings (Accumulated Deficit) balance.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operation

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and year ended December 31, 2020 are as follows:

(AA)	Represents the expense incurred for the acceleration of CEO performance awards upon the close of the Business Combination.

(BB)	Represents the reversal of the resulting change in fair value of the SAFEs for the six months ended June 30, 2021 and year ended December 31, 2020.

3. Net loss per share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. The calculation is adjusted to eliminate the actual MCAD shares redeemed for the entire periods.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption for the six months ended June 30, 2021 and year ended December 31, 2020:

Six Months Ended on
June 30,
2021
Pro Forma Combined
Pro forma net loss	$(8,983)
Basic weighted average shares outstanding	23,599,718
Net loss per share – Basic and Diluted	$(0.38)
Basic weighted average shares outstanding
MCAD public shareholders(1)	1,498,239
PIPE Investors	5,000,000
Sponsor and other shareholders	1,926,750
BTX Safe Investors	4,080,482
BTX Equityholders	11,094,247

23,599,718

(1)

The number of basic weighted average shares outstanding related to the MCAD public shareholders and Sponsor and other shareholders includes 575,000 and 20,000 shares from rights respectively, which are outstanding as of June 30, 2021.

Twelve Months Ended on
December 31,
2020
Pro Forma Combined
Pro forma net loss	$(6,630)
Basic weighted average shares outstanding	23,599,718
Net loss per share – Basic and Diluted	$(0.28)
Basic weighted average shares outstanding
MCAD public shareholders(1)	1,498,239
PIPE Investors	5,000,000
Sponsor and other shareholders	1,926,750
BTX Safe Investors	4,080,482
BTX Equityholders	11,094,247

23,599,718

(1)

The number of basic weighted average shares outstanding related to the MCAD public shareholders and Sponsor and other shareholders includes 575,000 and 20,000 shares from rights respectively, which are outstanding as of December 31, 2020.